Exhibit 10.13

LEASE between 500 VICTORY ROAD ASSOCIATES LIMITED PARTNERSHIP Landlord and STRAN & COMPANY, INC. Tenant 500 VICTORY ROAD QUINCY, MASSACHUSETTS The submission of an unsigned copy of this document to Tenant for Tenant's consideration does not constitute gn offer to lease tire Premises or an optjoe to or fpr the Premises. ThlB document shall become effective and binding only upon the execution and delivery or'this Lease by both Landlord and Tenant.

ARTICLE 5 USE OF PREMISES S.1 Permitted Use 5,2 Instillations and Alterations by Tenant 3. Extra 1 - hazardous Use 4. Haza'dous Materials ARTICLE 6 ASSIGNMENT AND SU£{LETTING 1. Assigment/Sublettitig 2. Acceptance of Rettt 3. Rxcess Payments 4. Intentionally Deleted 5. Further Requirements TABLE OF CONTENTS 1.1 1.2 1.3 3.1 ARTICLE 1 BASIC DATA; DEFINITIONS Basic Data Definitions Enumeration of Exhibits ARTICLE 2 PREMISES AND APPURTENANT RIGHTS 1. Lease of Premises 2. Appurtenant Rights and Reservations ARTICLE 3 BASIC REN† Payment ARTICLE 4 COMMENCEMENT AND CONDITION 1. Commencement Date 2. Landlord's Work TI Allowance ARTICLE 7 RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES, SERVICES TO BE FURNISHRD BY LANDLORD 7. I Landlord Repairs 2. Tenant Repairs 3. Floor Load — heavy Machinery 4. IJtllig Sen'ices 5. Other Services 6. Interruption of Servioe PAGE

10.1 t0.2 \ 0.3 10.4 4.1 14.2 14.s 14.4 14,5 14.6 14.7 14,8 14,9 14.10 |5.1 ARTICLE B TAXES 1. Real Estate Taxes ARTICLE 9 OPERATING EXPRNSES 1. Operating Expenses 2. Tenant’s Payment ARTICLB 10 INDEMNITY AND PUBLIC LIABJLITY INSURANCE Tenant's Indemnity Tenant Insurance Tenant's Risk Waf \ er of Subrogation ARTICLE I I FIRE, EMINENT DOMAIN, ETC. 1. Landlord's Right of Te mination 2. Restoration; Tenant's Right of Temiination 3. Abatement of Rent 4. Condemnation Award ARTICLE 12 HOLDING OVER; SURRENDER 1. Holding Over 2. Surrender of Pfemisas ARTICLE 13 RIGHTS OF MORTGAGEES; TRANSFER OF TITLE 1. Rights of Mortgagees 2. Assignment of Rents and Transfer of Title 3. Notice to Mortgagee ARTICLR 14 DEFAULT; REMEDIES Tenant’s Default Landlord's Remedies Additional Rent Remedying Defaults Remedies Cumulative Attorney's Fees Waiver Security Deposit Landlord's Default Independent Covenant ARTICLE 15 MISCELLANEOUS PROVISIONS Right of Access Covenant of Quiet Enjoyment #3 l76467v2

3. Landlord’s I.iabi[ity 4. Rstoppel Certificate 5. Brokerage 6. Rules and Regulations 7. Invalidity of Particular Provisions 8. ProYisions Binding, Etch 9. Recotdfng 10. Notice 11. When Lease Becomes Binding; Entire Agreement; Modlfication 12. Paragraph H8adings and Interpretation of Sections 13. Waiver of Jury Trial 14. Titne is of the Essence 15. Multiple Counterparts 16. Governing Law 17. Packing 1fi.18 Signage 15.19 Option to fixtend EXHIBIT A EXHIBIT B EXHIBIT C US1764G7v2 Proposed Space Plan of Premises Additional Wotk Notlce of Lease

L E A S E THIS LEASE is dated as off "“‘”fl }0 , 202 (the "Elrctive Date") between the Landlord and the Tenant named below and is of space in the Building described below. ARTICLE 1 BA8IC DATA: DEFINITIDNS 1.1 Basic Data. Each reference in this Lease to any of be following terms shall be construed to incorporate the data for that team sat forth in this Section: Landlord. 500 Victory Road Associates Limited Partnership, a Massachusetts limited partnership Landlord's Address: 500 Victory Road, North QNncy, MA 02171, Aflention: O’UonneI1 Thomas P, Tenant: Stran & Company, Inc., a NevQa Corporation ‘fenanf's Address: 2 Heritage Drive, Suite 600, Quincy, MA 02171 Property : The land with the buildings thereon known as and numbered 500 Victory Road, Quiney, Massachusetts, Building : The building loeated at 500 Victory Road, Quincy, Massachusetts, as the same may be constituted uR d/ or ohanged from time to time together with any additions and/or reductions thereto or thereof, as determined by Landlord m its sole and absolute discretion .. Building Rentable Area : Agreed to be 155 , 958 rentable squats feet, subject to adjustment in accordance with this Lease . Premises: Approximately 12,680 tentable squate feet of the thfrd(3*) floor of the Building shown on the plan attached heteto as Exhibit A. Premises Rgntable Area• Agreed to be 12,680 reiitable agitate feet. Basic Rent: As used herein, the term "Basic Rent" shall have the following meanings horn time iYlonthly Payment Rent/Square Foot Dates to time: $21,133.33 $20.00/s5 ft June 1, 2023 — May 31, 2026 $21,661.67 $20,50/sq ft June 1, 2026 May 31, 2027 $22,190.00 $21.00/sq ft June 1, 2027 — May 31, 2028 $22,71 8.33 $21 .50/sq ft June 1, 2028 — May 3 I, 2029 $23,246.67 $22.00/sq ft June 1, 2029 - May 31, 2030 f5176467v2

$23,775.00 June I, 2030 - May 31, 2031 $24,303.33 $23.00/sq fl June 1, 2031 - May 31, 2032 Beginning on the Rent Commencement Date, Basic Rent shall be paid in monthly installments as set forth above . All such Basic Rent shall be payable beginning on the Rent Commencement Date (prorated on a daily basis for any partial calendar month) and thereafter on the first day of each and every calendar month during the Term without offset, deduction, abatement or demand . Base Year for Opernting Expenses: The calendar year ending December 31, 2025. Base Year for Taxes: The fiscal year ending June 30, 2025. Tenant's Proportionate 6hare: The ratio of Premises Rentable Area to Building Reusable Area. Security Deposit: 845,272.33 Term : Ssven (7) Lease Years and One (1) month beginning on the Commencement Date aad expiring on the last day of the eighty - fifth month unless 9 onnet terminated tit accordance w'ith this Lease . Extension Period: One (1) five (5) year Extension Perod at Fair Market Rental Value, as defined herein. Initial General Liability Insuraneei $ 2 , 000 , 000 . 00 per occurrence/ $ 3 , 000 , 000 . 00 aggregate (combined single limit) for property damage, bodily injury ot death . Permitted Uses : General office uses, but in no event for any use not permitted by applicable laW . Tenant shall obtain any and all goveriunental permits, licenses and authorlzations for the conduct of its business in the Premises and the Pefmitted Uses . 1.2 Definitions. When used in Lease, the capitalized terms set forth below shall bear the meanings set forth below. Additlonal Rent : All charges and sums payable by Tenant as set forth in this Lease, other thsn atid in addition to Basle Rent, Agent : Marina Bay Management, LLC, cr such other person or entity from time to time designated as "Agent" by Landlord . Base Dperatfng Expenses . The actual Operating Expenses incurred for the calendar year ending December 31 , 2025 . Base Taxes : The aot 1 fl 11 Taxes asaessed with respect to the fiscal year ending June 30 , 2025 , as the same may be reduced by the amount of any abatement . Base Yesr for Operating Expenses: The calendar year ending December 31, 2025, Broken Colliers TnteTnationa1 #5126467v2

Business Day: All days except Saturdays, Sundays, and other days when national banks in the state in which the property is located are not open for business.

Commencement Date: May 1, 2025.

Environmental Condition: Any disposal, release or threat of release of Hazardous Materials on, from or about the Building or the Premises or storage of Hazardous Materials on, from or about the Building or the Premises.

Environmental Laws: Any federal, state and/or local statute, ordinance, bylaw, code, rule and/or regulation now or hereafter enacted, pertaining to any aspect of or for the protection of the environment or human health, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 *et seq.*, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 *et seq.*, the Toxic Substances Control Act, 15 U.S.C. §2061 *et seq.*, the Federal Clean Water Act, 33 U.S.C. §1251, and the Federal Clean Air Act, 42 U.S.C. §7401 *et seq* and any other applicable state, county or local law, ordinance, statute or regulation relating to the storage, use, generation, transportation, handling, removal, remediation, release or threatened release of Hazardous Materials.

Force Majeure: Collectively and individually, strikes or other labor trouble, fire or other casualty, acts of God, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond the reasonable control of the party required to perform an obligation.

Hazardous Materials: Shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law, including, without limitation, any "polychlorinated biphenyls", "petroleum products", "oil," "hazardous material," "hazardous waste," "asbestos", "asbestos containing materials", "hazardous substance(s)" or "chemical substance or mixture", as the foregoing terms (in quotations) are defined in any Environmental Laws..

Lease Year or lease year: Each consecutive 12 calendar month period immediately following the Rent Commencement Date, but if the Rent Commencement Date shall fall on other than the first day of a calendar month, then such term shall mean each consecutive twelve calendar month period commencing with the first day of the first full calendar month of the Term. The first Lease Year shall include any partial month between the Rent Commencement Date and the first day of the first full calendar month immediately following the Rent Commencement Date if the Rent Commencement Date is other than the first day of a calendar month.

Legal Requirements: Legal Requirements. All present and future federal, state and local laws, orders, statutes, requirements, ordinances, rulings and judgments including. without limitation, all building, plumbing, electrical, fire and other codes and rules and regulations of governmental entities, and any laws of like import, which are applicable to any Alterations, the Premises or Building, or the maintenance, use, alteration or occupation thereof, including, but not limited to, all Environmental Laws and the Americans with Disabilities Act (the "ADA") and all regulations and orders promulgated pursuant to the ADA.

Operating Year: Each calendar year in which any part of the Term of this Lease shall fall.

Rent Commencement Date: June 1, 2025

1.3 <u>Enumeration of Exhibits.</u> The following Exhibits are a part of this Lease, are incorporated herein by reference attached hereto, and are to be treated as a part of this Lease for all purposes.

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Undertakings oontained in such Exhibits are agreements on the part ot Landlord and Tenant, ;u the case may be, to perform the obligations stated therein. Exhibit A - Proposed Space Plan of the Premises Exhibit B — Additional Work Exhibit C — Notice pfLease ARTICLE 2 PREMIfiES AND APPURTENANT RIGHTS 2,1 Lease of Premises. Landlord hereby Jeases to Teiiant and Tenant hereby leases ftom Landlord the Premises for the Term and upon the terns and conditions hereinafter set forth, 2. Appzrteaant Rights and Reser vationn. (a) Tenant shall have, as appui 4 enant to the Premises, the non - exclusive right to use, and permït its fnvitees to use in cominon with Landlord and others, (i) public ot m m mon lobbias, hallways, staitways, elevators and common walkways necessary for access to the Building and tite Prttnisei, and if the portiotl of the Pi'emise 6 gri any flooi includes less than the entire fioor, the common toilets, corridors and elevator lobby of such floor ; and (ii) the aceess roads, driveways, loving areas, pedestrian sidewalks, landscaped areas, trash enclosures, recreation area • i *u t such rights shall always be subjeet to reasonable rules and regulgtlons from time to time established by Latidlord und to the right of Landlord to designate and cEange froiii time to time areas so to be used, (b) Excepted and excluded from the Premises are the ceiltrig, floor, perimeter walls and exterior windows (except the inner sur 2 ace of each thereof), and any space in the Premises used for shafts, stacks, pipes, conduits, fan rooms, dus 8 , electric or other utilities, sinks or other Building facilities, but the entry doors (and related glass and finish work) to the Premises are a part thereof . Landlord shall have tbe rfght for the bgnefit of Landlord, to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant's use o{ the Premises) interior storm windows, sun control devices, utility lines, equipment, stacks, pipes, conduits, ducts and the like . In the event that Tenant shall install any hung ceilings or walls in the Premises, Tenant shall install and maintain, as Landlord may require, proper access panels therein to afford access to any facilities above the ceiling or within or behind the walls . Tenant shall be entitled to install any such ceilings or walls Duly in compliance with the other terms and conditions of this Lease . ARTICLE 3 BASIC RENT (a) Tenant agrees to pay the Basic Rent and Additional Rent to Landlord, or as directed by Landlord, commencing on the Rent Commencement Date, without offset, abatement(exeept as provided in SectJon I 1 . 1 ), deduction or demand, Basic Rent shall be payable in monthly installments as set forth above, in advanoe, on the first day of each and every calendar month during the Term of this Lease, to Landlord at Landlord's Address or at such other place as Landlord shall from time to time designae by notice, in lawful money of the United States . In the event that any installment of Basic Rent or any regularly scheduled payment of Additional Rent is not paid within fiVe (5) days of the date when dtie, Tenant shall pay, in addition to any charges under Section 14 , 4 , a fee equal to 3 % of the overdue payment plus interest on the overdue payment at twelve ( 42% ) percent per annum (but in no event higher than the maximum rate £ 5176467 2 of interest permitted by law) until paid in full . Landlord and Tenant agree that sl 1 amounts due from Tenant under or in respect of this Lease, whether labeled Basic Rent, Additional Rent or otherwise, shall be considered as rental ressr ved undet this Lease for all purposes, including without limitation regulations promulgated pursuant to the Bankruptcy Code, and including further without limitation Section 502 (b) thereof (b) Basic Rent for any partial month shall be pro - lated on a daiJy basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment ofBasic Rent IDI the partial month frotn the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month, ARTICLE 4 COMMENCEMENT AND CONDITION 4 . 1 Commencement Date . LBndlord and Tenant hereby agree thai Tenantshatl have the tight to take possession of the Premises as of the Commencement Date of this Lease, and Tenant shall be required to pay the Basic Rent and Additional Rent payable under this Lease beginning on and from and after the Rent Commencement Date . The Commencement Date and Rent Commencement Date may be postponed if required by Section 4 , 2 below if Landlord's Work is not substantially complete on ths scheduled Commencement Date . d . 2 Landlord's Worh . Landlord shall cause to be performed the work shown on Exhibit A (“L«ndlora's Work”) to be substantiauy complete prior to the Commencement Date . All such work shall be done in a good and workmanlike manner employing building standard methods and materials, and so as to confotm to all applicable building and zoning laws . Landlord may make changes in such work only with the prior approval ofTenaot or if required by any applicable law ot regulation . The term “substantially complete,” as used herein, shall mean tiiat Landlord's Work to be performed pursuant to Exhibit A has been aomp 4 eted with the exception of minor items which can be i'ully compltted without material interference with Tenant's use and occupancy and other items which becatise of the season or weather or the nature of the item are not practicable to do at the time, provided tit none of said items is necessary to make the Premises tenantable for the Permitted Uses, Landlord shall obtain a nen' Certificate of Occupancy for the Premises if required by law . If Landlord's Work is not substantiglly complete on or before the scheduled Commencement Date, the Commencement Date, the Rent Commencement Date, the dates In the table of Basic Retit in Section 1 . 1 above, and the expiration of the Term of this Lease shall be extended on a day for day basis and the parties shall enter into an Amendment of this Lease to meinorialize the r 8 qUitQd changed dates . Notwithstandingany of the foregoing to the contrary, if Landlord's Work is not substantially completed by July 1 , 2025 , then Tenant shall have the right to terminate this Lease by giving wi'itten notice of such termination to Landlord . 4 . 3 TI Allowsnee .. As an induce<ent to Tenant‘s entering into this Lease, Landlord shall (subject to the terms heieof) provide a tenant iinprovement alloWanee in the amount of Two Hundted Fifty - Ttiree ThousaiJd Six Hundred and 00 /l 00 ths ( $ 253 , 600 . 00 ) Dollars (the “TI Allowance”) . The TI Allowance shaft be US 8 d by Landlord to complete the “AdditiDtial Work” as the same is defined tu Exhibit B . Any unused portion of the TI AlloWance not applied to 11 ie Additional York may be used or applied by Tenant toward the acquisition or installation of forniture, equipment, or fixtures during the teim of tha Lease and any costa for the Additional Work over the TI Allowance shall be the sole responsibility of the Tenant . #5176467v2

AnliCLE 5 USE OF PREMISES 1. Permitted Vse. (a) Tenatit agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses and for no other use without Landlord's express written consent . (b) Tenant agrees to confort to the followiiig provisions duritig the Tenu of this Lease: (i) Tenant shall cauu all freiQt i 0 h 0 dRlfVeled to or removed from the Building and the Premises in accordance with the Rules and Regulations estahlished by Landio a therefor ; (ii) Rxcept as otherwise expressly provided in and permitted by this Lease, Tenant wtl 1 not place on the exterior of the Premises (including both interior and exterior smfhces of doors and trite(ior surfaces of window of on any part of the Building outside the Premises, any sign, symbol, advertisement or the like visible to publlc view Diltside of the Premises without the prior written consent of Landlord, and all necessary park and municipal authorities . Landlord agrees, however, to provide building standard signage in the lobby of the Building and a the entrance to the Premises ; (iii) Tenant shall not perform any act or carry on any practice which may injura the Premises, or any other part of the Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or othey persons in the Building ; (iv) Tenant shall, in ils use and/or occupancy of the Premises and in connection with any alteratlons or improvernents in or about the Pretnises wade bJ or at tha iequest of Tenant, comply with the raquirements of all applicable govemmental laws, Jules and rugulattons, (uotuding, without limitation, the Americans With Disabllities Act of ) 990 , as aniended (the "ADA") and the rqgJations of and Architectural Access Board ; and (v) Tenant shall not abandon the Premises, 1. Installations and Alterations hy Tenant. (a) Tenant shall make no alterations, additions (including, for the purposes hereof, wall - tœwall carpeting), or improvements (collectively, "Alterations") in or to the Premiers without Landlord' s prior written consent, whioh consent shall not be titireasonabiy wit 9 held, delayed or conditioned with respect to non - strucÎural Alterations that de not affect or iiivolve the Building' s eteetrieal, plumbing or mechanical Systems or any othet Building systems . Any Alte £ ations shall be in accordance with the Rules and Regulatiors 4 n effsnt with respect thereto and with plans and spécifications meeting the tequirements set forth in the Rules and Régulations and approved ito a 6 vance by Laildlorô . All work shall be (i) be performed in a good and wotkmanlike mauner and in compliance with all applicable laws, oidinances and iegulatigns ; (ii) be made at Tenant's aole cost and expense ; (iii) become part of the Preinises and theproperty of Landloid ; and (iv) be coordinated with any work being performed by Landlord in sueh a manuel as not to damage the Building or intetfere with the constnjction or operation of the Building . At Landlord's reqtiest, Tenant shall, before its work is started, seeute assurances satlnfactory to Landlord in iis reasonable discretiön protecting Landlord against elaims arising out of the funalshing of labor and niaterials for the Altetations . If any Alterations shall involve the removal of fixtures, equipment or other property in the

Premises which are not Tenant's Removable Property, such fixtures, equipment or property shall be promptly replaced by Tenant at its expense with new fixtures, equipment or property of like utility and of at least equal quality.

(b) All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises (**"Tenant's Removable Property"**) shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration or earlier termination of the Term, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

(c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises or the Building. To the maximum extent permitted by law, before such time as any contractor commences to perform work on behalf of Tenant, such contractor (and any subcontractors) shall furnish a written statement acknowledging the provisions set forth in the prior clause. Tenant agrees to pay promptly when due the entire cost of any work done on behalf of Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to all or any part of the Premises or Building and immediately to discharge any such liens which may so attach. If, notwithstanding the foregoing, any lien is filed against all or any part of the Premises or Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant or its agents, employees or independent contractors, Tenant, at its sole cost and expense, shall cause such lien to be dissolved promptly after receipt of notice that such lien has been filed, by the payment thereof or by the filing of a bond sufficient to accomplish the foregoing. If Tenant shall fail to discharge any such lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including attorneys' fees incurred in connection therewith) as Additional Rent payable upon demand, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any alterations, additions or improvements by or on behalf of Tenant to the Premises under this Section, which obligation shall survive the expiration or termination of this Lease.

(d) In the course of any work being performed by Tenant (including, without limitation, the installation of any Tenant's Removable Property), Tenant agrees to use labor preapproved by Landlord.

5.3 <u>Extra Hazardous Use.</u> Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or the Building above the standard rate applicable to Premises being occupied for the Permitted Uses. If the premium or rates payable with respect to any policy or policies of insurance purchased by Landlord or Agent with respect to the Building increases as a result of any negligent act or activity on or use of the Premises during the Term or payment by the insurer of any claim arising from any act or neglect of Tenant, its employees, agents, contractors or invitees, Tenant shall pay such increase, from time to time, within fifteen (15) days after demand therefor by Landlord, as Additional Rent.

5.4 <u>Hazardous Materials.</u>

(a) Tenant may use chemicals such as adhesives, lubricants, ink, solvents and cleaning fluids of the kind and in amounts and in the manner customarily found and used in business offices in order to conduct its business at the Premises and to maintain and operate the business machines located in the Premises. Tenant shall not use, store, handle, treat, transport, release or dispose of any other Hazardous

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Materials on or about the Premises oi - the Property without Landlord's prior written consent, which Landlord may withhold or condition in Landlord's sole discretioii (b) Any handling, treatment, transportation, storage, disposal or use of Hazardous Materials by Tenant in or about the Premises or the Property and Tenant's use of the Premises shall comply with all applicable Environmental Laws . (e) Tenont shall iñdemnifg, defend upon damand with counsel reasonably acceptable to Landlord, and hold Landlord harmless from and against, any liabilities, lossu claims, Manages . interest, penalties, fines, attorneys' fees, experts' fees, court costs, remediation costs, and other expanses whith result from any violation oF any Environmental Laws by Tenant and/or by Tetient's agents, servants, employees invitees and contractors and/or the use, storage, handling, treatment, transportation, release, tl»eat df release or disposal of Hazardous Materials in or about the Premises or the Property by Tenant or Tenant's agents, employees, contractors or invitees, (d) Tenant shall give written notice to Landlord as soon as reasonably practicable of (i) any communication received by Tenant from any goveriunenlal authority concerning Hazardous Materials which relates to the Premises or the Propeny, and (ii) any Environmental Condition of which Tenant is aware . (e) Landlord hereby represents that to the best of Landlord’s knowledge, no violation of Environmental Laws currently exists at the Premises of Property . ARTICLE 6 ASSIGNMENT AND StJBLETTING 1. Prohibition . Tengnt covenants and agrees that neither this Lose nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, whether voluntarily, involuntarily, by operation of low or otherwise, and that nejtlier tin Premises nor any part theret›f will be encumbered in any manner by reason of any act or omission on the part of Tenant, or usad or occupied ot petmitted to be used ot ozoapied, by anyone othet than Tenant, or for any use or purpose other than a Petmittpd Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and t{ie ljlte) in whole or in patt, or be offered or advertised for assignment or subtetting by Tenant or any person aeting o» behalf of Tenant, without, in each case, the prior written consent of Landloa d, which sonsent shall not be unreasonably withheld, delayed or conditioned, Without limiting the foregoing, and agreement pursuant to which' (x) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant's behalf, all or any portion of tJie Basic Rent or Additional Rent udder this Lease ; and/or (y) a third party undertakes or Is granted by or on behalf of Tenant the right to assign or attempt to assign this Lease or sublet ot anerapt to nblet all of any portion of the Premises, shall for all purposes hereof be deemed to be an assignment of this Lease and subject to the provisions of this Artjcle 6 . The provisions of this paragfaph shal | apply to a transfer (by Dne or more transfers) of a controlling portion of or inter 8 St in the stock or pattnerihip or membership interests or other evidences of equity interests of Tenant as if such transfer were an assignment of this Lease ; provided that if equity interests in Tenant at any time are or become traded on a public stock exchange, the transfer af equity interests in Tenant on a public stock exchange shall not be deemed an assignment within the meaning of this Article . NotwitJistanding the aboVe, Tenant shall have the right to assign or sublet this Lease to an entity wholly owned by Tenant ot its successor without Landlord's consent . 2. Acceptance of Rent . If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, whether’ or not in violation of the terms and conditions of the Lease, Landlord may, at any time and from time to time, collect rent and other chatges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and othet charges herein reserved, but # t76467y2 no such assigninent, subletting, occupancy, collection or modification où any provisions of this Lease shall be deemad a waiver of this covenant, or the aceeptance of the assignée, subt 9 nant or occupant as a tenant or a release of Tenant from the further performance of covenants on the part of Tenant to be perfotlned Rreunder . Any consent by Landlord to a particular assigtiment, subletting or oceupancy or other act for which Landlord's consent is required under Section 6 . 1 shall not in any way diminish the pröhibition stated in Section 6 . 1 as la any fuither sueh assignment, subletting or ocoupancy or other art or the continuing fiabilité of the original named Tenant . No assîgnment or subletting hereundei (wliether or not Landloid's consent is or ta not required with respect thereto) shall relieve Tenant from its obligations hereunder, and Tenant shall remais fiilly and primarily liabla tlierefor . 6 , 3 Exeess Payments .. Except in the ordinaiy course of Tenant's business, if Tenant assigns this Lease or sublets the Premises or any poihon thereof, Tenant shall pay to Landlord as Additional Rent fifiy (â 0 P • ) of the amount, if amy, by whieh (a) any and all compensation recsived by Tenant as a resuli of such assignment or subletting, net of reasonable expenses astually incurred by Tenant in conneetîop with such assfgrunent or subletting which shall include constiuedon, rent ahatemenf, andbrokerage fees, exceeds (b) in the case of an assiynment, the Besic René and Additional Rent under this Lease, and in the case of a subletting, the portion of the Basic Rent and Additional Rent allooable to the portion of the Premises subject tosufh suhletting . Sqch payinents shall be made on the date the coiresponding payments under this Lease are due . Notwithstanding the foragoing, the provisions of this Secdon shall impose no obligation on Landlord to consent to an assigninent of this Lease or a subletting of all or a pottton of the Premisss . If the Premisvs are spblet to oiher parties in the ordinary course of Tenant's business, Tenant shall not be tequlted to provide Lsndlotd with any compensation above the Basfc René and Additlonal Rent . 6 , 4 further Requirements . Tenant shall reilnhurse Landlord on demand, as Addftional Rent, for any out - of - pocket costs (including reasonable attorneys' feel and expenses) incurred by Landlord in connection with any actual or proposed assignment or subtease or other act descjbed in Section 6 . 1 , whethct or not consummated, including the ooslz of making inveytigations as to the acceptability gf Egg proposed assignee or subtenaut . Any iublease to which Landlord is required to give consent, and gives its consent, skall not be valid or binding on Landlord tin!ess and until Tenant and the sublessee execute a consent agreement in form and substance satisfactory to Landlord it ffs reasonable discretion a ha • fu 1 )y executed counterpart of such sublease has been delivered to Landlord . In the event that Landlord consatits to any sublease under the proYisions of this Article, the sublease shall provide that ; (j) the term of the sublease must end no laer than one day before the last day of the Term of this Lease ; (ii) such sublease 1 s subjeét and subordinate to thts . Lease ; (iii) Landlord may enforce the provisions of the sublease, including collection of rents ; and (lv) in the event of termlnatlon of this Lease or reentry or repossession Df the Premises by Lendlord, Landlord may, at its sole discretion and option, talte over all of the right, tifle and interest of Tenant, as sublessor, udder such sublease, grid such subtenant shall, at Landlord's option, attorn to Landlord, but nevertheless Landlord shall not (A) be liable for any previous act or o@S $ iOn of Tcnam under such sublease ; (B) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant ; or (C) be bound by any previous modification of such sublease made without Landlord‘s written consent or by any previous ptapayment of more then one mDnth's rent . ARTICLE7 RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMTSES¡ SERVICES TO BE FURNISHED BY LANDLORD 7.1 Lzndlord Repaire. (a) Except as otherwise provided in this Lease, Landlord agrees to keep and/or i : n inl 0 n the Building in good otder, condition and repair the roof, public areas, exterior walls (including exterior glass) and sti'ucture of the Building (including all plumbing, mechanical and electrical systems installed by Landlord, abret e ifi udi any supplemental heating, ventilation or air conditioning #5176467 2 equipment or systems or components thereof which serve only the Premises or which were installed at Tenant's request or as a result of Tenant's requirements in 8 xcess of building standard design criteria whether or not any of the foregoing was installed or provided by Landlord or Tenant), all insofar as they affeot the Premises, except tiiat Landlord shall in no event be responsible to Tenant for the repair of glass in the Premises, the doors (or related glass and finish work) leading to the Premises, or any condition in the Premises or the Building taused by any act or neglect of Tenant or that of Tenaat's agents, employees, invitees or contractors . Landlord shall not be responsible to make any improvements or repairs to the Building oGer than as expressly in hiy Section 7 . I provided, unless expressly ptovided otherwise in this Lease . (b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section 7 . 1 or elsewhere in this Lease, unless Tenant has given notice to LandlDrd Of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notioe, or fails to proceed with reasonable diligence to complete such tepairfi ; provided, however, in no event . shall Landlord's failine to make such repairs be construed as an eviction of Tenant . 2. Tenant Repairs. (a) Tenant vñll keep the Premises and every part thereof neat and clean, and will maintain the same in good order, condition and repair, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty or as a consequence of the exerclse of the power of eminent domain ; and Tenant shaI 1 surrender the Premises, at the end of the Term, in such condition .. 9 /ithOUt limitatiDn, Tenant shall comply with all laws, eobes and ordinances ftom tiwie to time in effect and all directions, rules and regulations of governmeñtal agencies having jurisdiction, and the standards recommended by the local Board of Fire Underwriters applicable to Tenant's use and occupancy of the Premises and shall, at Tenant's expense, obtain all permits, licenses and the like required thereby . Subject to Section 10 . 4 regarding waiver of subrogation, Tenant shall be responsible for the cost of i - epatrs wi ; ich may he made necessary by reason of damage to the Building caused by any act or neglect ot Tenant, or its contractors or invitees (including any damage by fire or other casualty arising therefrom) . (b) If repairs are required to be made by Tenant pursuant to the terms hereof, and Tenant fails to make the repairs, upon not lbs than ten (10) days' prior written notica (except that ; to notice shall be required in the event of an emergency), Landlord may make or cause such repairs to be made (but shall not be required to do so), and the provisions of Section 14 . 4 shall be applicable to the costs thereof . Landlord shall not be responsible to Tenant for any loss or damage whatsoever that may aceiue to Tenant's stock or business by reason of Landlord's making such repairs . 3. T'loor Load - Heavv Machinery. (a) Tenant shall not place a load upon any floor in the Premises exceeding the fioor load pet squate foot of area which such floor was designed tp can y and which is allowed by law . Landlord reserves the right to prescribe the weight and poslfion of all business machines and mechanical equlbment, including safes, which shall be placed so as to distribute the weight . Business machipen and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, nolse and annoyance . T enant shall not move any safe, heavy machinery, heavy equipment, freight, btilky matter or fixtui'es into or out of the Building without Lanalord's prioy consettt, which consent may include a requirement to provide insurance, naming Landlord as an insured, in stith amounts as Landlord may deem reasonable . #3176467v2

(b) If any such safe, machinery, equipment, freight, hulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Riggers Lioenseto do such work, and that all work irt connection therewith shall comply with applicable laws and regulations .. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, Joss, injury, claim or suit resulting directly or indirectly from such moving . 7,4 Utility Services. (a) Landlord Charl, on Business Days from 8 : 00 a,m . to 6 : 00 p . m . and Saturdays from fi : 00 a . m . to 12 : 00 noon, furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Prein isas under normal business operation and shall maintain a temperature between 67 and 75 degrees . Landlord agrees to allow Tenant to utilize HVAC on weekends at rio additional charge . In the event Tenant introduces into the Premises personnel of equipment whioh overloads the capacity of the Building system or in any othet way interferes with the system's ability to petlDrm adequately its proper functions, supplementary systems may, if and as needed, at Landlord's opñD ri , be provided by Landlord, gnd the cost of such supplementary systems shall be payable by Tenant to Landlord upon demand as Additional Rent . (b) Tenant shall be responsible for the payment for all separately metered utilitiss associated with lights and plugs used and consumed in the Pizinises . Electricity serving the Premisu shall be separately metered and suoh charges shall be paid to LandlDrd as Additional Rent . Tenant shall pay för all other separately metered utilities used and consumed in the Premises directly to the piovider tltereof . In order to assure that th 8 foregoing reqiiiremetits are not exceedsd and to avert possible adverse effect on the Building's electric system, Tenant shall not, without Landlord's prior consent, coiinect any fixtures, appliances or equipment to the Building' s electric distribution system other 3 han persDnal co»iputers, facsimile transeeivers, typeWtiters, photocopiers, word and data processors, desktop computers anö other slmilar small electrital equipment normally found lu business offices and not drawing more than 15 amps at 1 Z 0 / 208 volts . ?.5 Other Saryices. Landlord shall also provide: (a) Passenger elevator service thorn the existing passenger elevator system In common with Landlord and others entitled thereto . (b) Warm water for lavatory purposes and cold safer (at temperatures supplied by the oity in which the Property is located) for drinking, lavatory and toilet pm : 9 ases !n the common bathroom/testroom facilities . If 'Tenant uses water within the Premises (as opposed to use in common bathroom/restroom facilities) or fot Any purpose other lhan for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional watef so used, or install a water meter and thereby measure Tenant' s water consumption for III purposes . In the letter event, Tenant shall pay the cost of the meter and the cost Df installation thereof as Additional Rent upon demand and shall keep such meter and installation equipment in good working order and tepair . Tenant agrees to pay fot water consumed, as shown on such meted, together with the sewer charge based oii such meter charges, as and when bills are rendered, and in the event Tenant fails timely th make any such payinem, Landlord may pay such charges and collect the same from Tenant upon demand as Additional Rent . #5176Æ67v2

(c) Access to the Premiers at all times, subject to security preeautions from time to rire in effect, if any, and siibject always to the Rules and ReguJations and restrictions based on emergency conditions . (d) Landlord shall be responsible for providing janitotial services / cleaning for Tenattt's Premises on a daily besis . Landlord is not providing any security system or services for Ihe Premises . If and to tha extent that Tenant désires to provide security for the Premises or fot ouch petsons or their property, Tenant shall be reaponsible for so doing, after having first consitlt 8 d with Landlord and after obtaining LandJord's consent, whfch shall ñot be unreasonably withheld . Landlord expresily dlsclaims any and all responsibility Bud/or liability for the physieal safety of Tenant's property, and fortliat of Tenant's einplnyees, agents, contractors and invilees, and, without in any way limlting the operation of Article 10 hereof, Tenant, for itself and ftp agents, contractora, invitees and employees, hereby expresgly waives any elaim, action, cause of aetion or other right whicli may accrue De arise as a result of any damnge or inj 1 ; ry to the person or propsrty of Tetiant or any such agent, invitee, contractor or employer . Tenant ogtees that, as between Landlord and Te»nt, it is Tenant’s respDnsibility to advise its employées, agents . contncton and Invitées as to neeessary and appropriate safety pretautions . 7,6 lnterrupüou of Service. (a) Landlord reserves the right to curtail, suspend, interrupt and/or stgp the supply of water, sewage, electrical current, cleaning, and other services, and to curtail, suspend, intettupt anñor stop use of entranse# and/or lobbies serving access to the Building, without thereby Incurring any liability to Tenant, when necessary by reason of accident or emergency, or for repairs, alteratjons, replacements or improvements in the judgment of Landlord reasonably exercised, desirable or sesessary, or when prevented from supplying such sluices or use due to any act or neglect of Tenant or Tenant's agents employees, onntractors ot invitees or any person claiming by, thrbugh or udder Tenant or by Forse Majeure, including, but not lirriited to, strikes, loCkouts, difficulty in obtaining materials, accidettD, laws or orders, or inability, by exercise of reasonable diligence, to obtain electricity, water, gas, steam, toal, oil or other suitable fuel or power . No diminution or abatement of rent or othet compensation, nor any direct, inditect or consequential damages shall or will be claimed by Tenant as B tesull of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, ony such interruption, eurtallmerit, suspension ot stoppage in the furnishing of the foregoing services Or use, irrespective of the cause thereof . Failure or omission on the part of Laridlord to furnish acy of the foregojng services ot use as provided in this paragraph shall not be oonstrued as an evictlon of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor to render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of it s covenants under this Lease . ARTICLE 8 TAXES 8 . 1 RenI Estate Taxes . In the event that for any reason, real estate taxes during any Tax Year (“Tax Year” shall be defined as July 1 — June 30 ) shall exceed Base Taxes, Tenant shaI 1 pay to Landlord, as Additional Rent, Tenant’s Proportionate Shaia of the excess o 7 taxes over Base Tases for such Tax Year, such amount to be apportioned for any portion of a Tax Year in which the Rent Commencement Date falls or the Term of this Lease ends . ARTICLE 9 OPERATING EXPENSES

9 , 1 O e tin E e e “Operating Expenses” shall be defined as the aggregate costs or expenses reasonably incuri ed by Landlord with respect to the operation, administration, cleaning, i‘epair, maintenance and managemenl of the Building provided that, if during any portion of the Operating Year for which Operating Expenses are baing eomputed, less than all of the Building Rentable Atea was occupied by tenants or Landlord is not supplying all tenants With the serviC 8 S being supplied hereunder, actual O rating Rxpenses inctitred shall be reasonably extrapolated by Landlord on an item by item basis to the estimated Operating Expenses that Would have been incurred if the Building were fully occupied ftir Such Operating Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses fot sueh Operating Year . Without limitation, Operating Expenses shall include : US176467v2 (iii) (iv) (Yi) (i) (ii) All expenses incurred by Landlord or Landlord's agents \ vhich shail be directly related to employment of personnel, including amounts ineurred t 0 r wages, salar(es and . other compensation for services, payroll, social security, unemployment and similar taxes, workmen’s coiripensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord's agents putsi ; ant to any collectlve bargaining agreement for the seryices of employees of Landlord or Landlord's agents in connection 91 th the operation, repair, maintenance, cleaning, managGment atid protection of the Building, and its mechanical sy 9 tems including, without limitation, day and night supervisors, property managed, 8 ccouif[ants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel epgeged in supervision of any of the persons mentioned above ; provided that, if any such em ployee fs also employed oti olhet property of Landlord, such compensation shell be suitably prorated amoiig the Property and such other properties . The cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property, including withotlt limitation fees, if any, imposed upon Landlord, or charged to the Property, by the state or municipality in which the mperty is locate d 0 account of the need of the Property for increased ct augmented public the tost of replacements for tools and other similar oquipitient used in the repair, maintenance, cleaning and protection of the Property, provided that, in the ease of any such equipment used jointly on other property of Lgn † lord, stick costs shall be suitably prorated among the Property and such other ptopertiez . Where the Property is managed by Landlord or an affiliate of Landlord, a sum equal to the amounts custoitiarily charged by management firms in the Boston arid for similar properties, but in no event more than file percent ( 5% ) of gross annual income, whether or not actually paid, or where managed by other than La aiord or an affiliate thereof, the amounts accrued for management, together with, in either case, amount accrued for legal and other professional fees relBting to the Property, but excluding such fees and commissions paid in connection with services rendered for security or renewing leases and foy matters not rel 8 ted to the nonnai administration and operation of fhe Building, ,) Ptemiuitis lot insurance against damage or loss to the Building ftom such hazards as shall from time to tiirle be generally required by institutional mortgagees in the Quincy atea for similar properties, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance. lf, during the Term of this Lease, Landlord shall make a capital expenditure, the total cost of which is not properly includable in Operating Expenses for the

(Ix) Operating Year in which it was made, there shttll nevertheless ba included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for esch suooeeding Operating Year the annuaJ charge - off of such capital expenditure . Aimual charge - off shall be dHermlaed by dividing the original capital expendittite plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long - tertn mortgages by institutional lenders on like properties within the locality 1 n which the Quilding ir located, by the number of years of useful life of thg capital expenditure ; and the useful life shall be determined feasonably by Landlord in accordance with generally accepted accounting principles arid pragti 0 eS iti 8 ffect at the time of making auoh expenditures . Costs Not electricity, water and sews use charges, and ollier utilities supplied to the Property and not paid for directly (i . e . , other than by escalation payments) by tenants, Betterment assessments provided the same are apportioned equally over the longest period pertnittsd by law . Auloutits paid to independent contractors for ssrvlcas, material and supplies furnished for tite operation, repajt, maintenance, cleaning and protection of the 2. Tenant's Payment. (a) In the eyznt that, for any Operating Year, Operating Expenses shall excud Base Ôperating Expenses, Tenant shall pay to Landlord, as Additional dent, an amount eqiial to Tenant's P oponianate Shate of such cress Operating Expenses, such amount to be apportioned for any portion of an Operating Year in wbicb the Rent Commencement Date falls or tha Teitn of this Lease ends . (b) Estitnated payments by Tenant on aGcount ol Operating Expenses shall be made p ; onth 1 y a 9 d at the time and in the fashion lierein provided for the payment of Basic Rent, The monthly amount ao t 0 be paid to Landlord shall be sufficient H provide Landloid by the ond of each Operating Yeat a sum equal to Tenant's required payments, as reasooably esfiinated by Landlord from time to time during each Oper«fig Year, on account of Operating Efipenses for such Operating Yeat . After the end of each Operating Year, Landlord shall submi t to Tengnt a reasonably detailed ascounting of Operating Ezpense 5 for such Operating Year, and Landlord shall certify to the accuracy tliereof . lf estiniated payinents thetetof 0 rc made for such Operating Year by Tenarit exceed Tanant's required paylnent on aCcount thereof for such Operattng Year, aceotdieg to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Op'erating Experiss 9 (or rafund such overpayment jf the Term of this Least tips ended and Tenant has zo furtligr obljgalioii to Landlord), but, if the fcquired payments on account thoteof for such Operating Year are greater than the estimated payments (if any) theretofore made on account theteof for such Operating Year, Tenant shall make paymcm to Landlord within thirty (30) days after being so advised by Landlord . Lapdlord shall have lhe same rights an 4 t • inedies for the eonpayinent by Tenant of any payments due on account of Operating Expenses as Landlord has hetounder for the failute of Tenant to pay Basic Rent . (G) Tenant shall have thirty (30) days after receipt of the annual statement referred to in Section 9 .. 2 (b) above to notify Landlord that Tenant intends to cause such statement to be reviewed, Attet receipt of such notice, and so long as Tenant is not in Default and Tenant has made payrrient of all sums billed to it by Landlord, including bills fot Operating Expanse reimbursement, whether ohallenged or not hereunder, Landlord shall maka such statement, and the supporting booths, records and other documentation therafot, availabie to Tenant or Tenant's representative for inspection at the location in the greater Boston area where Landlord maintains such records during normal business hours and upon fourteen (14) days advance written notice . Tenant shall not employ any third party to perform this review if such party is compensated on a contingency basis . Tenant shall provide Landtord with a copy of any report issued to Tenant in connection with such inspection .. lu the event Tenant does mot give Landlord notice within such tlijrty (30) day period after eceipt of such statoment that it is contesting Land[ord’s calculation (and describing in detail any items which Tenant contents) and/or tenant docs not complète its inspection of Landlord's records and give Landlord notice of items temaining in dispute within ninety (90) days Citer reoelpt où such annual statement, Landlord's statement shall be deerned to be accepted by Tenant without disptlte and Tenant's tights to inspect Landlord's remords with respect to such statement shall have been waived . ARTICLE 10 INDEMNITY AND PUBLIC LIABILITY INSURANCE lfi . I Tenant's Indemnity . Except to the extent arising from the negligence or willful misconduct of Landlord or its agents of empl 0 yees, Tenant agrees to indemnify and save harmless Landlord and Landlord's partners, members, shareholders, officers, directors, managers, employees, agtnts and contractors from and against all claims, losses, cost, damages, liability or expenses of whatever natute arising : (i) from ary accident, lnjury or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises ; (ii) from any accident, injury or damage whatsoever to any person, or to property of any person, occurring outside of the Premises but on or about the Property, where sucb accident, damage or injury results or is claimed to have resulted from any 8 ct or omission on the part of Tenant of Tenant's agents, employees, contrBctors, invitees or suble sees ; or (iii) the use or occupancy of the Premises or of any business conducted therein, and, in any cue, occurring afler the Commencement Date untll the expiration of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Premises . This indemnify and 5 D 1 d hafmless agreetneHt Charl include indemnity against allJosses, costs, damages, e›tpenses and liabilities incurred in or in correction with any such claim or any proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees and costs at both the trial end Appellate levels, 10 . 2 Tenant Insurance . Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Tei'm of this Lease, and thereafter so long u T enant is in occupancy of any Brt of the Premises, all insurance required to be maintained 6 y Tenant under all applicable provisions of this Lease as well as a policy of commercial general liability and property damage insurance (including broad form contractual liability, independent contractoJs hazard and Gofnpleted operations coverage) under which Tenant is named . as an insured end Landlord, Agent (and such other peisDns as are in privity of estate with Landlord as may be set out in a notice from time to time) are ngtne i as additional insureds, and under which the insurer agrees to indemnify and hold Landlord, AgeJit and those it privity of estate with Landlord, harmless Gorn and against all cost, wpense and/pr liability arising ou t of or based upon any and all claims, accidents, injuries and damages set fotth in Section 10 . 1 . Tenant may satisfy such Insurance requirements by including the Premises In a so - called "blanket" and/or "umbrella" insuratiee pollej, provided that the amount of coverage allocated to the Premises shall fulfilltfie requirements set fotth herein . Each policy required hereunder shall be non canselable and non - atnendable with respect to LandJord, Agynt and Landlord's said designees without flirty (? 0 ) days' pyior notice, shall he wtitteti on an "occuttence" basis, and shall be in at least the amounts of the Initial General Liability Insufance specified in Section 1 ,I or such greater amounts as Landlord in its reasonable disnetion s tHl froth time to time request, and a duplicate original or certificates thereof satisfaoto 9 to Landlofd, together with z photocopy of the entire policy, fhall be delivered to £ ,andlotd, During the Term of this Lease and thereafter so long as Tenant ia using and/or occupying all or any portion of the Premises, Tenant shall ct all titans also maintain in effect (a) Worker's Compensation Insurance with liability limits required by the lews orbe Oommonwealth of Jvlassachusetts and (b) Business Interruption Insurance and (e) "all risk" prpperty insurance on a "replacement cost basis" insuring Tenant's Removable Property and any Alterations made try Tenant pursuant to Section 5 , 2 . #5l764fi7v2

10 .. 3 Tenant's Risk . Tenant agrees to use and occupy the Ptemi 68 S ănd to use such other portions of the Propatty as Tenant is ttetein given the right to use at Tenant's own ri 9 k . Landlord shall not be liable to Tenant, its «mployees, agents, invitees or conPactors for any damage, injury, loss, compensation, or claim (íncluding, but not limited to, claims for the intettuption of or loss to Tenant ! s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Property, any fire, tobhery, theft, mysterious disappearance and/or any other crìme or casualty, the actions of øny othet tenants of the Building or of any other person ot persons, or any leakage in any part or portioii of the Premises or the Building, or from water, rain or snow that may leak into, or flow from any part of the Prgmìses or the Building, or from drains, pipes or pltitßbing fixtures in the Building, unless due to the ¡y : ozz neglígence or willful misconduct of Landlord or Eydlord's agents, couoactots or employees . Any goods, property or personal effects stored or placed In or about the Premises shall be at thr sole risk of Tenant, and neither Landlord nor Landlord's înspers shall in any manner be held resporisİbIe therefor .. Notwithstanding th ƒ t • • 8 ƒ . Landlord shall not be released from liability for any ìnjuiy, loss, damages or liability to the øxtent arising from any gross nøglìgence or willful misconduct ofLandlord, its servants, employees or ageiits actlng withln the scope of their authority on or about the Premises ; piovided, however, that in no event sha] 1 Landlord, its servants, employees or agents have any liability to Tenanț based on any loss with respect to or interruption in the operation of Tenant’s business . Tenant shall candy "äll - risk" ptoperty insurance on a "replacement colt" basis, insuring Her ant ' 8 Removable Property and any Alterations mads by Tepant pursuant to Section 5 . 2 , to the extent that the same have not become the property nJ'Landlord, ltl . 4 Waiver of Subroeattoit . The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy on the Premises or any personal property, fixtures or equipment located thereon or therein, pursuant to wlitch the insurer waives subrogation or cons pts to z waiver of rfght of recovery in favor of either party, its respective agents or employees, Having obtained such clauses and/or endorsements, each party hereby agrees that it will not fiähe any claim against or seek to heover from the other or its agents or employees for my loss or damage to its property or łhe property of othets resulting from fire or other perils covered by such pl'operty insurance . ARTICLE 11 FIRE EMINENT DOMAIN, ETC. 11 , 1 Laiid 1 ord's Right of Termination .. If(a) the Premises or the Building are substantially damaged by fire or casualty (tire tenn "substantially damaged" meaning damage of such ß Gl 4 aracter that the seine cannoț, in the ordinary course, reasonably be expected to be repaired wlthin one huadreatwenty (120) days from th e time thet repair work would commence), or (b) substantially all of the Building is taken by any exereise of the right of eminent domain, then Landlo 1 ‘d shall have the right to terminate this Lease (even íf Lartdlord's entire Interest in the Premises may have besn divested) by giviognotice of Landlord's eleuion so to do within nìnety (90) days aftet the ocourrence of such casualty or the effective date of such taking, whereupön this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were ltte date ori fuaAy established as the expiration date hereof . 11 . 2 Restorotion¡ Tenant's Right of Termination . Tf the Premises £ ir the Building are damaged by fire or other casuatty, and this Lease is not terminated pursuant to Section 11 . 1 , Landlord shatl thereafter use reasonable and diligent efforts to restore the Building and the Premises (excluding any Alterations made by Tenant pursuant to Section 5 . 2 ) to proper condition for Tenant's use and occupation, provìded that Landlord's obligation shall be limited to the amount of insurance proceeds avaílable therefor .. If, for any reason, such restoration shall not be substaritially completed Within nine (9) months after the expiration of the ninety - day period referred to in Section I 1 . 1 (whieh nlne (9) month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration due to Foree Majeure, but in no event for more than an additional three months), Tenant shall //S ł 1646]y2 have the right to terminate this Lease by giving notice to Landlord thereof within thtrty (30) days after the expiration of such period (as so extended) provided that such restoration is not completed within stioh period . This Leasesliall cease and come to an end without further liability or obligation o« the part of either patty thitty (30) days after such giving of notice by Tenant itnlesy, within Fch thirty - day period, Landlord substantially completes such restoration . Such rJght of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure an to complete such restoration, And time shall be of the essence with respect thereto .. lf this Law shall be teminatea in accordance with the foregoing, Basic Refit and Additiotisl Rent shall bë paid until the date of terminatttin . 11 . 3 Abateme 0 t où Rent . If the Premfses or the Building ate darnaged by fire or other casualty, Basic Rettt and Additional Rent payable by Tenant shall abate pfoportionately for the petiod durjng whieh, by reason of sud damage, there is material intert'erence with Tenant‘s use of the Premises, liaving regard for the extent to whish Tenant may be tequireñ to discontinue Tehent' s use of all or an undamaged portion of the Pr mises due to munir damage, but sucli abatement Qr redtietion shall end if and when Landlorô shall have substantially completed sufficient restoration that Tenant 1 s reasonab 4 y able to use the Premises and the Pfemlses are in substantially the condition in which they pere prtot to ouch damage (excluding arlÿ Alterations made by Tenant pursuent to Section 5 , 2 ) . If the Prsmises shall be affected by any exercii« où the power of éminent domain, Basic Rent and Additional Rent payable by Tenant shall be justly and equitabJy abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant, In no event shall Ljndlord have any liability fot domages to Tenant for inconvenience, annoyance, or interruption of business arising from any fira or other casualty or eminent homain . 11 , 4 Contlemtiation Award . Hxcept as provided below, and the rights of any holder ot ground tessee, Landlord shall have and hereby reserves and excepts, and Tenant hereby grants end assigns to Landlord, all rims to recover for da¡nages to the Property and the laasahold interest hsreby created, and to compensation accrued or hereafter to accrue by reason of any taking, by exercise of the right of eminent domain, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Laiidlord to gtant and assign to Landloid, all rights to suoh damages or compensation, and covenants to deliver such furttier assignments and assurances thereof as Landlord may from tire to tima request, Sud Tenant hereby irrevocably appoints Landlord its attorney - In - fact to execute and deliver in Tenant's name all spoh assignments and assurances . Tenant hereby reserves unt 0 itself any daitiages separately awarded to Tenant and payable fot signs, office equipment, furniture and/or Tenant’s Removable Property . Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim f 0 r the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affecf the amount of compensation otherwise reeorerafile by Landlord from the taking authority . ARTICLE 12 HOLDING OVERJ SURRENDER 1. Holding Over . Any holding over by Tenant after the expiration of the Term aY this Lease shall be treated as a daily tenancy at sufferance ir an amount equai to one and one quarter ( 1 . 25 ) times the Baslc Rent and the Additional Rant herein provided (prorated on z daily basis) in effect on the day immediately preceding expiration or earher termination . In all other respects, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable .. Landlord may, but shall not be required to, and only on written notice to Tenant given not less than thirty (30) days after the expiration of the Term hereof, elect to treat such holding over as n renewal of one (1) year, to he on tha terms and conditi 0 ns set forth in this Section . 2. Surrender of Premises . Upon the expiration or earlier termination of the Term af this Lease, Tenant shall peaoeably quit and surrender to Landlord the Premises in neat and clean condition and in good orâet, condition And repair, together with all alterations, additions and improvements which may CS I76d67v2 hive been made or installed in, on or to the Premises prior to or during ttie Term of this Lease (excflpt as hereinafier provided), excepting only ordinary wear aid use and damage by fire or other casualty for which, under other provisit›ns of this Lease, Tenant has no iesponsibil‹ty to repair or resfora . Tenant shall remove all of Tenant's Removable Propeny and, to the extent specified hy Landlord, all alterations and additions made by Tenant and all partitions wholly within the Premises ; and shalt repair any damages to the Premises or the Building oatiseñ by such removal . Any Tenant's Removable Property whick shall remain in the Btlilding Dr on the Premises after the expiration or termination of the Term of this Lease small be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in suoh manner as Landlord may see fit, at Tenant's sole cost and expense .. ARTICLE 13 RIGHTS OF MORTGAGEE *, N15FER OF TITEE U . 1 Rights of Mortgagees . Thls Lease shall be nubject and subordinate fo the Hen and terms of any mortgage, deed of tnist of ground lease or simila‘r en 5 umbratice (colleciively, a "Moftgage", and fha folder thereof from time to time the "Holder") from time to time encumbering the Premises, whether executed Bnd delivered prior to pt subsequent to the date of thfs Lease, unless the Helder shäll e|ect otherwise . If this Lease is subordinate to any Mottgage and the Holder or apy other party shall sticcgsd to the interest of Landlord pursuant to the Mortgage (snel Holder or other party, a " 6 uecessor"), at the aleetion of the Holder or fflocessor, Tenant shitll attorn to the or Sucoossor and this Lease shall continue in fiill force and elfot between the Holdei or Sijocessor and Teriant, Tenant agrees to execpfe such insyuiyents of subordlnation or attommeiit in confirmation of the ïoiegDing agreement as the Helder or Suyessot reasonably may request . Notwithstanding anything to the eonltaty cotttained in his Section 13 . 1 , Ten 8 nt shall not be required to subordinale this Loase to any mortgage or the lien of any mortgage not presently constituting a Mortgage on the Propgriy Oî al 3 ÿ future sale and a leaseback ("Future J \ 4 oitgage" or a "Future Oround Lease"), nor shall fhe subordination prpVided hei‘ein be tell - operative with respect to any Future Mortgage or Future Ground Lease unless the Holder of such Future Mortgege or the Lessor under se ch Future Ground Lease, as the case may be, shall enter into an agreement with Tenant, recordable in fotm, to the efiect that, in the event of foi'ec 1 osure of, or similaf action taken under, such Puturz Moitgage or Future Ground Lease, Tenant's possession of the Premises imder this Lease shall not be tatmineted or disturbtd by such tnottgage Holder or ground le#sor nr œyone claiming ttnder such Future Mortgage Ho 4 der or a P«tqre ground lessor, as the cas 0 may be, so long as Tenant shall not be in defdult under thls Lease, The fotin of any such Agteement shall be the fotm reasonably requîred by any sucli mortgage Holder or ground lessor . 2. Asstgument of Rents and Transfer or Title. (a) With refetence to any assignment by Landlord of Landlord's interest in this Leasa, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agreas that the execution thereof by Landlord, and the acceptance thereofby the holder of such mortgage shall nevet be treated as an assumption by such holder of any of the Obligations of Landlord hereunder unless such holder shall, by notice sant to Tenant, aqeoifically otherwise elect and, except as aforesaid, such holder shall bt treated as having assumed Landlord's obligations hereunder only upon foreclosure of 6 tICh holder's mortgage and the taking of possession of the Premised . (b) In no avent shall the acquisition of Landlord's tnterest in the Property by a putchaser wtiich, çimultaneously therewitli, l 0 a 8 Hs Landlord‘s entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's Obligations hereunder, but Tenant shall look solely to such sellet - lessee, and its suoeessors from time to time In title, for performance où Landlord's obligations hereunder . In any sueh event, this Lease shall be subjert and #5 l7ö467v2 subordinate to the lease to such purehasei‘ . For all purposes, such seller - lessee, and its successors in title, ahall be the Landlord hereunder unless and until Landlord's position shell have been assumed by suth purchaset Jgssor . (c) Except as provided in paragraph (b) of this Section, in the event of any transfer of tifle to the Property Q Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance ot all covenants and obligations hereunder . 15 . 3 Notice to Mortgagee . After receiving notice horn Landlord of any Holder of a Mortgage which includes the Premises, no notice from Tgnant to Landlord alleging any default by Landlord shall be effective unless and until a copy of th sacie is giVeu to such Holder (provided Tenant shall have been furnished with the nalye 8 nd addres› of such Holdet), atid the euting of any of Landlord's defaults by such Holder shall be located as perfonnance b \ Landlord . 5RTICLE14 DEPAULT;bMEDMB i4.1 Teuaet's Default. (a) If at any time subsequent tti the date of this Lrase any one or more of the folIoWing ovents (hereln referred to as a "Default of Tenant") shall happen: (i) Tenant shall fatl to pay the Basic Rent or Additional Rent hereunder after written notice v/hen due and sticli failure shall continue for ten (10) Business Days altar notiee to Tenant from Landlord ; or (ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant' s part to be perfotmed or observed and Tenant shall fail t 0 remedy the same within thirty (30) days after notice to Tenant speciÇing sinh negleet or failure, or if scoh fäilure is of sucé a nature that Tenant cannot reasonably remedy the same withip suoh thirty (30) day period, Tenant shall fail to commence promptly (and in any event within such thitty (30) day period) to remedy the same and to prosecitte such remedy to corapletion with diligence and sntinuity (and in any event, within ninety (90) ñays after the notice descrified in this s • bsaragr • ph (ii)) ; ƒ • (iii) Tenant's leasehold interest in the Premiss shall be taken on execution or by other process of law directed against Tenant ; or (iv) Tenent shall make an assignment for the benefit of creditors or shall be adjudicated insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself utider any present or future Federal, State or other statute, law or regulation for the relief of debtors (other than the Bankruptcy Code, as hereinafter defined), or shall seek or consent to or acquiesce in the appointment of eny trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing tts inability to pay its debts generally as they become due ; or (v) A petition shall be filed against Tenant i« bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief undei’ any present or future Federal, State or other statute, law or regulation and shall remain undismissed ot unstated for an aggregatB Df sixty (60) days (Whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of aII or any substantial part of its property or of the Premises shall be appointed #5176467v2 without the consent or acquiescence of Tenant and such appointment shall remain unvasated or unstayed for an aggregate of sixty (60) days (whether or not consecutive) ; or (vi) If ; (x) Tenant shall fail to pay the Basic Rem or Additional Renthereunder when due or 5 hall fail to perform or observe any other eovenant herein contained on Tenant's part to be performed or observed and Tenant shall cure any suoh failure within the applicable gtte period set forth in clauses (i) or (ii) aboie ; or (y) a Default of Tenant of the kind set forth in cJauses (i) ot (ii) above shall odeur and Landlord shall, in its sole discrétion, permit Tenant to cure suoh Default of Tenant after the applicable grace period has expired ; as 4 the same or e similar fsüure sliatl occur more than once within the next 365 days (whetlier or not such strnilar failure is cured wlthîn the applicable grace p 8 rîod) ; then in any such sash Landlord may terminate this Lease as hereinafter provided. 2. Landlord's Remedies . (a) Uppfi tale occurrence of aDefault of Tenant, Landlord may terminate this Lgase in any manner patiyitted by applicable lab and/or by written notice to Tenant, specifying a date not less than five (5) days after tlte giving of such notice on which this Lease shall terminate aid this Lease shall come t 9 an end itnmediately or on the d 8 te detennined by Landlord and as may be permitted by La \ v or as applicable on the date spetifigd in such written ñotlce as lily and completely as If sitch date were the date herein originally find for the eyiration of the Term of this Lease, and Tenant will then qiift and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided . (b) lf this Lease shall have been tertnjnated as provided in this Arficle, then Landlord may remntsr the Premises, either by summary proceedings ejectment or as otherwise permitted by applicable law, and remove and ‹jispgssess Tenitnt and All p ; ber pei‘sons and any and all properly flow the some, as ii this Lease had riot been made, (c) lf thïs Lease shall have been terininated as provided in this Article, Tenant shall pay the Basic Rent and Additional Rent up to the titse of such termination, and thereafter Tenant, until the end of' what would have henri the Term of this Lease in the absence of soch terinination or until Landlord relets tbe Premises and shall be liable to Landlord for, and shall pay to Land l ord, as liquidated current damages ; (k) the Basic Rent and Additional Rent payable hereunder if stieh termination had not occurred, less the not proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such zeletting, including, without limitation, all repossession costs, brokerage oommissions, legal expenses, attorneys' fees, advertising, eypenses of employees, alteration costs and expenses of preparation for such telgtting ; and (}) if thI 6 Lease provides that Tenant was entitled to occupy tire Premises fot any period o time without paying Basic Rent, the amount of Basic Rent flat Tenant would have pai 6 for any suoh period . Tenant shall pay the portion of such current damages referred to in clause(x) above to Landord monthly on the days whioh the Basic Rent would have been payable hereunder if this Lease had not been terminated, and Tenant shall pay the portion of such current damages refered to in clause (y) above to Landlord upon such termination . (d) At any time afier termination of this Lease as provided in this Article, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord an amount equal to the present value (calculated at a commercially reasonable interest rate) of the excess, if any, of the Basic Rent and Additional Rent which would be payable hereunder from the date of such demand .

(e) In case of any Default of Tenant, f 8 - entry, expiration and dispossesslon by summary proceedings or otherwise, Landlord may (i) re - let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or lais that or exceed the period which w 0 uld othetwise have constituted the balance of the Term ofibis Lease and may grant concessions or’ free rent to the extent that Landlord considers advisable ana necessary to re - let the same and (ti) make such alterations, repairs and décorations in the Premises as Landlord considers advisable and necessary for the purpose of relettlng the Premises ; and the making of such altemtions, reports and decorations shall not operate or be aonstiuea to release Tenant from liabil@ heretindet aa aforesaid . Tenant liareby expressly waives any and all rights of redemption granted by ct under any present of future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining posseuion of the Premises, by reason Df lie tiolatton by Tenant of any of the covenants and eonditions of this Lease . (f) Whether or not this Lease is terniinated by LaedJord as provided in this Artlcle 14 , Tenant further agtees that Landlord may file stiit from time to time to recover any suins due under the tsrms of this Lease and that no recovery of ay porties due Landtotd hereunder shall be a defense to any subsequertt action brorght for any amounl not flieretofore reduced to jiidgment in favor of Landlord . Hetetting the Premises shall not be construed as an eleetion on the part of Landord to terminate this Lease, «ld roAithatmölng any such re ! etting without iermiqBtion, I,and 1 otd ytiy at any time theizaitei elect to temimte this Lease for such pfeviotis breach, whereupon the foregoing provistons with respect to teimination shall apply . Nothing herein shall be deemsd to reqjjire Landlord to await the date whrreon this Lease or the Teen hereof would have e ; tpired by limitatioia had fbere been no such default by Tenant, or no such te rmlnation, #s the case may be . 3. Additional Rent If Tenant shall fail to pay when due after written noting any sums under this Lease designated as Additional Rent, LandJord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent . 4. Reniedvinp Defaults . Landlord shal[have the right, but shall not bt required, to pay such sums or dn any act whtch requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such rlght by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3 % over the base rate in effect from time to time at Bank of America or its successor (but in no svent greater than the maximum rate permitted by Law), as Additional Rent . Any payment of Basic Rent and Additional Rent payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to 3 % over the base rate in effect from time to time at Bank of America or its successor (but in no etent greater than the maximum rate permitted by Law) from the due date thereof and shall be payable forthwith on demmid by Landlord, as Additional Rent . 5. Remedles Cumulative . The specified remedies to which Landlord may resort hereunder are not intended to be exclusivt of any i'emedies or means of redress to which Landlord may at any time be entitfed lawfully, and Landlord may invoire any remedj (including the remedy of specific performance) allowed at law or in equity as if specifiG remedies were not har 8 ftt provided for . 6. Attorneys' Fees . The prevailing party in litigation shall be entitled to reimbursement of reasonable attorneys' fees and expenses incurred by or on behalf of the prevailing party . 14. '7 Waiver. (a) Failure on the part of Landlord or Tenant to coinplain of any action or non - notion on the part of the otker, no matter how long the came may continue, shall never be a waiver by Tenant or Landlord, iespectively, of any of the other's rights hereunder . r ri het, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, CS176467 2 and a v'aiver at any time of any ofthe provisions hereof shall not be construed as a waiver at any subsequent time of ttie sam e provisions .. The consent or approval of Landlord or Tenant to or of any action by the other requiring such comment or approval shail not be construed to waive or render unnecessary Landlord's or Tenant' s consent or approval to or ot any subsequent similar act by the otlaer . (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be d . ue fyom Tenant to Landlord shall be treated otherwise tban as a payment on account of the ealiest installment of any payment due from Tenant under the provisf 0 ns honor The acceptance by Landlord of a chetk fot a lesser amount with an endorsement or statement thereon, or upon any letter‘ accompanying suoh eheck, ttiat such lesser amount is payment tn full, shall be given no effect, atld Landlord may afic 8 pt such check without prejudice to any other rights or remedies which I,andlord may have against Tenant . 8. Securitr Deposit . If a security deposit is specified in Section 1 . 1 hereof, 'Tenant agrees that the same will be paid upon execution and delivery of tlfis Lease, and that Landlord shall hold the same throughout the Term of this Lease as security for the performance by Tennnt of all obligations on th» part of Tenant hereiinder .. Landlord shall have the right ftom Limo to time, without prejudice to atiy other temedy Landlord may have on account thereof, to apply such deposit, or any patt thei'eof, to Landlord' s damages arising from, or to cure, any Default of Tenant or, at Landlord's Optlon and without curing or bsi'ng deemed to liaYu cured any Default of Tenant, Landlord may apply mid tetain all or any portion of such Security Deposlt in order to pay any payment or amount (including, without limitation, any costs, expenses or damages sustained or trimmed by Landlord as a res \ ill of Tenant‘s failure to tiitiely pay, perfom or observe any payment or olher obligation of Tenant under tljis Lease as and when due ot to be performed) and Whether or rift such obligation shall aocrue ot atfse before ot after expiration or earlier termination of tire Term of this Lease to whioh Landlord is entitled undet this Lease whether or not such payment or amount was due or payable before oe after expiration or earlier termjnation of this Lgase . If Landlord shall so apply and/or retain alI or any or all of such deposit, Tenant shall immediately upon demand deposit with Landlord the amount so applied to be held as security hereunder .. Landlord shall rtttim the deposit, or so much thereof as shall not have therotofore bean applied in accordance with the terns of this Section, to Tenant within forty - five (45) days after the expiration of earlier termination of the Term of this Lease and surrender of possession of the Pteniise 9 by Tenant to Landlord at such Lima, provided that there 1 s then existing no Default of Tenant (nor any circumstance which, with the passage of time or the giving of notice . ot both, would constitute a Default of Tenant) and all sums payable or which are to be paid by Tenant to Landlord u : nder this Lease (including, without limitation, payments which are duo or may thereafter be due and payableQ Tenant on account ofTenant's Proportionate Share of Hlectticity Expenses) are paid and satisfied in full . While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the sams and shall have the right to eommiiigletiie same with Landlord's other’ funds . If Landlord conveys Landlord's interest under this Lease, the deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord‘ s grantee, and, if so tutued over, Tenant agreas to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section, and the return thereof in accordance herewith . The holder of a mortgage shail not be responsible to Tenant for the mtum or’ application of any such deposit, whether ot not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder . 9. Lntidlord's Default . Landlord shall in no event be in default under this Lease unless Landlord shah nagleot or fail to perform any of its obligations hereunder and shall fail to remedy the sama within thirty (30) days after notice to Landlord speeifying suoh neglect or failure, or if such failure is of such a natute that Landlord eannDt reasonably remedy the same within such thirty (30) day period, Landlord ehall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity . 10. Independent Covenant . Tenant aeknowledges and agrees that its covenant to pay Basic Rent and Additional Rent hereunder is independent of Landlord's obligation to aci or refrain trom acting S5176467v2 hereunder, aed that in the event that Tenant ahall hive a claim against Landlord, Tenant shall not hang the right to deduct the amount allegedly owed to Tenant from any Basic Rent or Additional Rent dtie herauridet, it beittg understood that Tenant's sole remedy for reoovei‘ing upon sueh claim shall be to bring an Independent legal action against Landlord . ARTI€LE15 MISCELLANEOUS PRDVI8ION8 1. Rights of Actess . Landlord and Agent shall have the rJgbt to enter the Pr«miies at all reasonable furs for lie purpose of inspecting the Premises, doitlg tnajntenance or making tepaiu or otherwise exercising its rights of fulfilling its obligations uridet this Lease, and Landlord and Agent also sftall have the right to tnake access available at all reasonable hours to prospective or existing mortgagees ct purehasets ñf any part of the Property . 2. Covenant of Quiet En joyment . Subject to tale tens and conditions of this Lease, on payment of' the Basic Rent and Additional sent and observing, keeping and performing all of the other terms and eondltions of this Lease on Tenant's patt to be observed, kept and performed, Tenant shall lgwfully, peaceably and quietly enjoy the Premisgs dufing the term hereof, without hindrance or ejection by arty persons lawfully claiming under Landlord to have title to the Premises superior to Tenant . The foregoing covenant of qufet enjoyment is in lieu of any other covena nt , ezpt es s or implied . 3. Landlord's Liability, (a) Tenant agrees to lnok solely to Landlord's equity interest in the Ptopenyat the time of recovery for recovery of any judgment against Landlord agrees that neither Landlord nor any successor of Landlord sha[[ be personally liable for any such judgment, or for tht payment of any monetary obligation to Tenant . The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant mlgtit otherwise have to obtain injunctive relief against Landlord or afty suctessor of Landlord, or to take any action not involving the pei‘sonal ltabillty of Landlord or any successor or Landlord to respond in monetary damages from Landlord's assets other than Landlord's equity interest ia the Property, (b) In no event shah I Landlord ever be liable to Tenant lot any loss of business ot Any other indirect ot consequential damages suffered by Tenant from whatever cause . (c) Where provision i 9 made in this Lease for Landlord's consent, and Tenant shall request such consent, and LandlDrd shall fail or refuse to give such zonseni, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and tltat such ernefiy shall be available only in those casea where Landlord has expressly agreed in writing not to unreasonably withhold its consent . Furthermore, whenever Tenant requests Landlord's consent ot approval (whether or not provided fot’ herein), Tenant shall pay to Landlord, on demand, as Additiotial Rent, any reasonable expenses incurred by Landlord (including without limitation reasonable attorneys' fees and costs, if any) in oonnestion therewith . (d) Any repairs or restot tion required or permitted to be made by Landlord under this Lease may be made during normal business hours, and Landlord shall have no liability for damages to Teiiant for inconvenienoe, annoyance or intertrptioii of business arising therefrom . ISO Estoppel Certificate . Tenant and Lmdlord ahall each, at any time and from time to time, upon not less than ten (10) business days prior written notice to the othel - , review, execute, acknaz'ledge and deliver to the requesting party and its lender an estoppel certificate in a commercially reasonable form containing such true and accurate statements of fact as the requesting party Landlord reasonably raquite . In edditiori, Landlord agrees itpon not 1 es 9 than ten (10) busines 6 days prior written notice from Tenant to #5l76467v2 reviaw, execute, acknowledge and deliver to the holder of a security interest in Tenant's personal or intangible property an agreement permitting access to the Premises or commercially reasonable tems and c 0 ndltfons . 13 . S Bioliergge . TerlBfit warrants and rep re se nts that it has dealt with no broker ‹n connection with tire consummation of this Lease other than NeWrnark and Colliers International . In the event of any brokerage claims against Landlord predicated upon ptior dealings with Tenant, Tenant agrees to defénd same and Indemnify L 8 tidlord against any such claim . Landlord agrees under separate agreement to pay a full brokerage commission to Newmatk atid Colliers International, 1 J, 6 Rules and Regulations . Tenant shall abide by the Rules and Regulations from time to tittie established by Landlord, it being agreed that such Ru}es and Regulatjons will be established and applied by Landlord fn a non - discriminatory fashion, such that all Rules and Regulations shall be generally applicable to other temnts of the Building of similar naturt to the Tenant named Ayain . Landlord agrees tO use reasonable e 7 fotts to insure that any Such Rules and Regulations are uniformly enfofced, but L, an dlof 4 shall not b a 1 iab 4 e to Tenant fot violation of the same by any other tenant or occupant of the Building, ot pni $ ons haviog business with thettt . Iti the event that there shall be p conflict between such Rules and Regtilatioits and the provisions of this Lease, the provisions oTihis Leas e shall control . 7. Invalidity of Particular Provisions . If any tern or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or 9 nenfotc 9 able, the remainder of this Lease, or the application of such term or provision to persoiis or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each tern and protisiop Df this Lease shall be valid and be enfoi‘ced to the fullest extent permitted by law . 8. Provisions Btnding . Etc . Exoept as hereiii otherwiso provided, the terme hereof shall be † inding tipop and shall inore to the benefit of the successors and gss)gns, respectively, of Landlotd and Tenant (exceptin Ihe case of Tenant, o_ttyl siich suoeessors and assigns as maÿ be permitted hereUndar) and, if Tenant shall be an individual, upon and to his heirs, executors, adrninistrators, SUQces 5 OfS and psrtnitted assigns . Eaeh term and ezch provision of this Lease to tte psrformed by Tenant shall be construed tp be beth a covenant and a condition . any reference in this Lease to successors and assigne of Tenant shall not be construed to eonstitute as consent to assignmsnt by Tenant 25 . 9 Recording . Tenant agrees not to resold this Lease, but each party hereto agrees, on the request Dt the other, to execute a notice of lease in the form attaehod hereto as Bxhibit C . In no event shall such document set £ ottli the rent or other chatges payable by Tenant under this Lease ; and any such document shall expressly state that It is executed pursuant to the provisions contained in this l_ease, and is flDt lntetided to v@ the terms and conditions of this Lease . At Landlord's request, promptly upon expiratinn ofot earlier termination ofthe Tenn, Tenm t shall execute and deliver to Landlora a relegse of any docuitient recorded in the real property records for the location of the Propefly evidencing thig Lease, and Tenant hereby appoints Landlord Tenant's attorney - in - fact, coupled with an interest, to execute any such document if Tenant fms to iespbnd tO Landlord's request to do so within fifteen (15) days . The obligations of Tenant under this Section shall survive the expiration or any earlier termination of the Term . 15 . 10 Nntice . All notices or other communications required hereunder shall ba in writing and shall be deemed duly given if sent by reputable overnight deltxery ot covtiet service (e . g . , Federal Express) providing for reeeipted delivery, or if sent by certified or registered mail, return receipt requested, postage prepaid, tO the iollowing address : (a) if to Landlord, at 1.andlord's Address set forth in Section 1.1, with a copy to .Ieffety A. Tocchio, Esq., DTM Law, P.C., 175 Derby Street, Suite 30, Hingham, MA 02043. #517é467v2

(b) iftp Tenant, at Tenant's Address set forth in Section 1,1, and copy to: Ricardo Sousa, Esq., Prince Lohel Tye LLP, One lntërnatiottal Place, Sitite 3700, Boston, MA 02110 Receipt of untied or ether communication shall be conclusiVely established by either (i) r«tcrn of a telntn receipt }ndicating that the notice Jtas been delivered ; or (iI) evidence of receipt upon delivery by the courier service or (iii) return of the letter containing the notire with an indication ftom the courier or postal service that the addressee has refused to aocept delivery of the notice . Either party may change its address for the giylng pt notices by notice given in acoordance with tbis Sectit›n . 15 . 11 When Lease Becomes Binding : Entire Agreement : Modification . The subtnissinn of this doou¡nept for examiiuiion and negotiation does not constitttte an offer to lease, or a reservation nT, or option for, the Premises, md this document shall become elective and binding only upon the execution and delivery hereof by both Landlord and Tenant . This Lease is the entire agreement between Landlord and Tenant, and this Lease expressly supersedes any négottations, COnsideratlons, representations and understandings and propo›â 1 s or other written documents relating hereto . This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee ot agent of Landlord shall alter, change or modify any of the provisions hereof . 15 . 13 { 'Araeraph Headings atid Iritespretation of Sections . Tha paragrap}i headiigs thtougbout this instrument are for convenience and reference otily, and the Wotds contalned therein shall in no way be hold to explain, modifi, ampllfy or aid in the interpretation, construcüon or meaning of the provisions of this Lease . The provisions of this Lease shall be construed as a whple, accoiding to their coinmon meaning (except where a precise legal interpretalion is charly evidenced), and not for or agäicst either party . Use in this Leœe of the words "includlng," "sueh as" or yorda of slinilar import, when followed by eny general term slatement nr matter, shall not be construed to ltmit sueh term, 8 tatement or matter to the specified item{s), whether or not language of non - limtatioii, sîioli as "without limltation" or "inolflding, but not limited to," or words of sifiillar import, are used with refetence thereto, but rather shall be deeraed to refer to all other terins ce mattets that could fall wiihin a ieasonably broad ssope of sueh term, statement or matter . 13. Waiver of 3 erf Trial . Landlord and Tenant heraby each waive trial by jury in any action, proceeding or countemlaiin brought by either against the other, on or to respect of arty matter whatsoeVer arlsing out of Or in any Way connected wifh this Lease, the relationship of Landlord and Tenant or Tenant' s use or ocouppncy of ttie Premises, 14. Time fr of the Essence. Time is of the essence of eaclJ pi’0vision of this Lease. 15. C M lti ie iterTthis Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together xhall constitute one and the same document . 16. Governing Law. 2“his Lease shall be governed by the less of the Commonwealth of 1 R 17 . Parlting . Tenant shaI 1 have access to three (3) parking spaces per 1 , 000 square feet of space of the Premises . IN . 18 . Signage . Landlord at its sole cost and expense, agrees to install building standard signage in tke lobby and at the entrancetothe Premises . Tenant shall have the right to install certain exterior signage whioh shaI 1 be mutually agreed upon by Landlord and Tenant . Tenant shall acquire the necessary penuits CS1f6467v2 lot elI extsr(or signage in accordance with all necessary municipal authorities and the approval of all appropriate Marina Bay authorities 15 . 19 . Optiop to Eitend . Tenant shaI 1 have the right and option, which rand option and right shall not he severed from this Lease or sepatately assigned, mortgaged or transferred, to extend the Initial Term of this Lease for one (1) additional periods of flee ( 5 years (the “E xtension Period ”), provided that (a) Tenant shall give Landlord notice of Tenant's exercise of such options at least twelve (12) full calendar months prior to the expiration of the ltñtial Term, or the expltatioii ot the initial extension thersoL and {b) no uficured Default of Tenet shall exist at the time of givingsuoh applicabl 8 n 0 tfce, Except Koi the amount of Basic bent (which is to be determined as hereinafter provided), all the tarins, covenants, conditions, provisions and agreerrtettts in the Laase contained shall be applicable to the additional period through which th e Ter m of this Lease shall be extended as aforesaid . Landlord hereby reserves the right, exetcisable by Landlord ir its sole discretion, to waive (in writing) any condition precedent set forth in clauses (a) or (h) If Tenant shall fail to give timely notice of the exercise of any such option as aforesaid or if any of the conditions set forth above are not satisfied as and when specified herein, Tenant shall have no right to extend the Teym of this Lease, time being of the essence of the foregoing provisions . Any t erminationof this Lease Agreement in ecoordanee with the terms of this Lease shall terminate the rights hereby granted Tenant . The Basic Rent payable for aach twelve (12) month period duitng the Extension Period shail buthe Fait Market Rental Value (as said tetrn is hereinafter defined) ralculated as of commencement of the Rétention Pertod, but in ne event tess chan the Baslc Rent payable durlngihe fitial year of the Initial Term . " Fulr Mar 1 ‹et R«ntal Vallie " shall be the amount that a whiting, comparable, new (i . e . , n 0 n - ieaewa 1 ), npn - eqtiity tenant would pay, and that a willing landlord of a comparable space in the vicfriity oùthe Building woutd accept at arns’ lengtit, Appropriate oonslderation shall be giyeti to (A) the Annual rental ratg pet rentable ‘square foot ; (B) the 6 efiniôon of rentable square fget foi purposes of comparing the tate ; (C) location, quality änd age of the Building ; (D) the financial condition (e . g . , creditworthiness) of Tenant ; (E) escalations ; (F) brokerage commissions, tf any, (G) length of the lease term ; (H) size and location (including floor Iesel) Of the Pi'emises ; (I) building standard work lettet and/obtenant im . piovement allowance, if any, proVided, however, the Pair Market Rental Value shall not include amy tenant improvemenfs or any alterations made by Tenant ; (J}condition of space ; (K) tease taksover / assur»ption 5 ; (L) moving expenses and othet concessions ; (M) extent of services to be provided ; (N) distinctions between “gross” and “net" leases ; (O) the time the particufar rental rate under consideration becomes or is to become effective ; and (P) other generally applicable conditions of tenancy for the space in question . Notwithstandfng the foregofng factois (A) - {P), Tenant 9 hall obtain the same rent and other benefits that Landlord would othetwise give to any cDmpa*ab 1 g prospective tenant . [Remainder of page intentionally lefl blank. Signatures appear on næi followiiigpage.J #576467v2

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persom hereunto duly authorized, as of the date fivst set forth above. d5176467v2 LANDLORD: 500 VICTORY ROAD ASSOCIATES LIMITED PAgTNERSHIP By: 500 VICTORY ROAD CORP., its General Partner By: Thomas P, O'Connell, Ptesidant

EXHIBIT A T•ROPO8ED ST•ACE PLAN OF PREMTSkS Not to Beale

EXHIBITS ADDITIONAL WORK Tenant has engaged an architect to determine the final specifications nf the Additional \ Yoil, Tenant and Landlord will work cooperatively to datetmine such specifications and the anticipated cost and schedule for the Additional Work . When suoh final specifications have been mutually determined, the parties will memoriâtfze the frnal fotm of this Exhibit B . t5176467v2

€õt36467y2 EXHIBIT C NOTÆCEOFLEAGE

NOTICE OP LEASE In accordance with the provisions of Massachusetts General Laws, Chapter 183, S0ction 4, as amended, notice is hereby given of the following described Lease: PARTIES TO LEA8T Landloid: Teriant: 500 Victory Road Associates Limited Partnership a Massachusetts limited partnership 500 Victory Road North QuinCy, MA 0217 I 8tfaii & Company, Inc. a Nevada Corporation 2 Heritage Drive, Suite 600, Quincy, MA 02171 DATE OF EXECUTION OU' LEASE: [Exacution Date) LEASED PREMISES: A ponies of the real propetty located at 500 Victory Road, Quincy, MA 02171. Said Leased Premises being further described as follows: Ap proximately 12,680 rentable square feet of the third (3") floor of the Building located at 500 Viototy Road, Quinn, Massachusetts. TERMOPLEASE: Seven (†) Lease Years and One (1) month beginning on May 1 , 2025 and expiring on the last day of the mighty - ft 8 h month unlees sooner terminated in accordance with this Lease, Said Lease contains one (1) option to renew or extend the term for an additional period of five (5) years . TiTLEREFEREMCE: Deed dated Januai y 28, 1994 and regfstered with the Norfnlk County District of the Land Court February 01, ï 994 as Dooument No. 683521 and shown on Certificate of Title No. 141493, (Signature page to follow)

IN WITNESS WHEREOF, ed, intending to be legally bound, have caused this Notice to be duly executed as of this ofoecember, 2014. LANDLORD: 500 VICTORY ROAD ASSOCIATES LIMITED PARTNERSHIP, a Maasaehiisetta limited partnership By: 500 Victory Road Corp., a Massachusetts corporation {ts: General Partner By. Name: Its: President and Treasurer COMMONWEALTH OF MASSACHUSETTS ) COUNTY OF • ) On December J"‘ 2 024 , before me, , a Notary Public in and for said County and State, personally appeared Thomas P . O'Connell, who proved to me through satisfactory evidence of identification, being (check whichever 8 ppliex) : n driver's license or other state or federal governmental document bearing a photographic image, oath or affinriation of a credible witness known to inc who knnws the above signatory, or tiny own personal knowledge of the identity of the signatory, to be the persons whose names are signed on the preceding or attached document, gijd acknowledged to me fat he signed 1 t voluntarily, as his free aot and feed, for its stated purpose as President and Treasurer of 500 Victory Road Corp . WITNESS my hand and offioial Seat. Notary Pit My Commission Expires: #51T646Ty2 [SEAL]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have caused this Notice to be duty executed as of this day of 0 , 202s TENANT: STRAN & COMPANY, INC. a Nevada Corporation COMMONWEALT t OF MASSACHUSETTS .) C0UNTYO£ o On W 2 - ! 2025, before me, PIT \ Ste fi tt @ , a Notafy Public il and safd County and State, pets0n«l1y appeared , who proved to me through satisfactory evidence of identification, being(check whichever applies): driver's license or other state or federal governmental dooument bearing a photographic image, oatli or affirmation of a credlble witness known to me who knows the above signatory, or n my own personal knowledge of the identity of the signatory, to be the persons whose names ara signed on the preceding or attached document, and acknowledged to me that she signed it voluntarily, as her free act and deed, for its stated purpose as of Stran & Company, Inc. WITNhSS my hand and official Seal. Notbry Public 8ATI9IA D. ARCHER ¿ Notary Pubiic 'ÿ T Commorlwoaltfi of Maesachusg@ CS l76467v2 [SEAL]